SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2002 (March 15, 2002)
SEQUA CORPORATION
(Exact name of registrant as specified in its charter)
Delaware 1-804 13-1885030
(State or other jurisdiction (Commission (I.R.S. Employer
of incorporation) File Number) Identification No.)

200 Park Avenue, New York, New York 10166
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code (212) 986-5500
None
(Former name or former address, if changed since last report.)

Item 5. Other Events.
Registrant's press release dated March 15, 2002 is filed herewith as Exhibit 20 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.
(c) Exhibits. The following exhibit is filed herewith and incorporated herein by reference:

20 Press release of Registrant dated March 15, 2002.

Item 9. Regulation FD Disclosure

The Registrant released the following supplementary information on March 15, 2002, which is not filed but is furnished pursuant to Regulation FD:

For the year ended December 31, 2001, Sequa's depreciation and amortization totaled $98.6 million. Long-term debt at December 31, 2001 amounted to $708.0 million, excluding current maturities of $2.6 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUA CORPORATION

By:______________________________
Kenneth A. Drucker
Vice President and Treasurer	Vice President and Treasurer

Dated: March 15, 2002

EXHIBIT INDEX
Number Description

20. Press release of Registrant dated March 15, 2002.